Exhibit 5.2

DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 www.dlapiper.com
August 24, 2026
Trulieve Cannabis Corp.
3493 Martin Hurst Road
Tallahassee, Florida 32312
Ladies and Gentlemen:
Re: Trulieve Cannabis Corp. – Post Effective Amendment to Registration Statement on Form S-3
We have acted as special United States counsel to Trulieve Cannabis Corp. (the “Corporation”), a Delaware corporation, in connection with its Post-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (File No. 333-288432) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on June 30, 2025. The Post-Effective Amendment is being filed with the Commission under the Act for the purpose of updating the Registration Statement following the Company’s change in its jurisdiction of organization to the State of Delaware. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Part II, Item 16(a) of Form S-3 and Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.
The Registration Statement, as amended by the Amendment, relates to the proposed issuance and sale by the Corporation, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an indeterminate amount of (a) Class A subordinate voting shares of the Corporation’s common stock, $0.00001 par value per share (the “Subordinated Voting Shares”); (b) Class B multiple voting shares of the Corporation’s common stock, $0.00001 par value per share (the “Multiple Voting Shares” and together with the Subordinate Voting Shares, the “Shares”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase Shares, as designated by the Corporation at the time of the offering (the “Warrants”), (v) rights to purchase Subordinate Voting Shares, as designated by the Corporation at the time of the offering (the “Rights”), and (vi) units consisting of two or more other constituent securities of the Corporation (the “Units,” collectively with the Shares, Debt Securities, Warrants, Rights and Units, the “Securities”). All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.
We have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of the certificate of incorporation, as amended, of the Company, the bylaws, as amended, of the Company, resolutions, or actions by written consent, of the board of directors of the Company (or a committee thereof) relating to the filing of the Amendment, among other things, and such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity and completeness of all documents submitted to us as originals; (b) the genuineness and validity of all signatures; (c) the conformity to the originals of all documents submitted to us as certified or photostatic copies or telecopies or portable document file (.pdf) copies; (d) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (e) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (f) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (g) that the

Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (h) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (i) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (j) with respect to Shares, that there will be sufficient Shares authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons signing documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
We express no opinion as to the laws of any jurisdiction other than (i) the federal securities laws of the United States, (ii) the internal laws of the State of New York (excluding those of counties, cities, municipalities and other local subdivisions) and (iii) solely with respect to our opinion in paragraph 1 below, the General Corporation Law of the State of Delaware (without regard for decisional law) (the “DGCL”), which, in the case of each of the laws referred to in clauses (i) through (iii), in the experience of our attorneys who are members of the bar in the State of New York, in the exercise of customary professional diligence, are normally applicable to the issuance and sale of Securities of the type contemplated by the Registration Statement and the Amendment, but without our having made any special investigation concerning any other law, rule or regulation, in each case in effect on the date hereof (the laws referred to in clauses (i) through (iii), but specifically excluding those set forth in the immediately following paragraph, collectively, “Applicable Law”) With respect to our opinions based on the DGCL, our examination has been limited to a review of the DGCL as reported in an official version of the State of Delaware statutory code available at https://delcode.delaware.gov. Our review of the Delaware laws referred to in this paragraph has been limited to review of statutory code provisions and has not included commentary, regulations, or case law.
We express no opinion as to the effect of (A) any federal or state securities laws, rules or regulations, including, without limitation, any “blue sky” law, (B) the U.S. Commodity Exchange Act, as amended, or any rules or regulations promulgated thereunder, (C) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, or any rules or regulations promulgated thereunder, (D) any federal or state anti-trust or unfair competition laws, rules, or regulations, (E) any federal, state or other tax laws, rules or regulations, (F) any federal, state or other environmental or hazardous materials laws, rules, or regulations, (G) any federal criminal or civil forfeiture laws (including, without limitation, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended), rules or regulations, (H) any federal, state or other privacy laws, rules or regulations, (I) any federal, state or other land use, zoning or subdivision laws, rules or regulations, (J) the Employee Retirement Income Security Act, as amended, or related laws or regulations and any other federal, state or other pension laws, rules or regulations, (K) the Patient Protection and Affordable Care Act, as amended, or any rules or regulations promulgated thereunder, (L) any federal or state laws, rules or regulations related to copyrights, patents, trademarks, service marks or other intellectual property, (M) any federal, state or other health, safety and welfare laws, rules or regulations, including, without limitation, Medicare, Medicaid and other laws and regulations relating to long term care services, assisted living facilities, continuing care retirement communities, skilled nursing facilities, or other providers of health, medical or assisted living services, (N) any federal or state banking laws, rules or regulations, (O) (1) the Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), the Money Laundering Control Act of 1986, the Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act of 2015 (USA Freedom Act of 2015), the Trading with the Enemy Act, the International Emergency Economic Powers Act of 1977, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (CISADA), the Countering America’s Adversaries Through Sanctions Act (CAATSA), the International Boycott Provisions of Section 999 of the Internal Revenue Code, the Omnibus Trade and Competitiveness Act of 1988, the National Emergencies Act and the Trade Facilitation and Trade Enforcement Act of 2015, the Export Administration Act, the Export Administration Regulations administered by the U.S. Department of Commerce, Bureau of Industry and Security, the Arms Export Control Act, the International Traffic in Arms Regulations

administered by the U.S. Department of State, Directorate of Defense Trade Controls, and the United Nations Participation Act, in each case including all amendments or other modifications thereto, and any rules or regulations promulgated thereunder, (2) any other federal, state or other anti-terrorism, anti-terrorist financing, anti-money-laundering, anti-bribery, anti-kickback, or anti-corruption laws, rules or regulations, (3) any other economic or financial sanctions or trade embargoes or restrictive statutes or other measures enacted, imposed, administered or enforced from time to time by the U.S. government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce, (4) any other federal, state or other rules or regulations governing the export, re-export or import of commercial and other items or services, or (5) other laws or measures (a) prohibiting or restricting, or imposing sanctions on persons engaging in certain types of activities involving specified countries (e.g., Executive Order 13224: Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg 49079 (Sept 24, 2001)), or (b) that address customs, anti-boycott, or national security matters, (P) any laws, rules or regulations that may apply to a party to the Sales Agreement due to the nature of any person’s business or activities or the industry in which such person does business, (Q) the Corporate Transparency Act, including all amendments or other modifications thereto, and any rules or regulations promulgated thereunder, including, without limitation, by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (FinCEN), (R) any federal, state or other insurance laws, rules or regulations, (S) any federal, state or other usury laws, rules or regulations, (T) any federal, state or other gaming laws, rules or regulations, (U) any federal, state or other criminal laws, rules or regulations, (V) any federal, state or other tribal laws, rules or regulations, (W) any Federal Reserve Board regulations, (X) federal and state laws, rules and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Exon-Florio Act, as amended, and Section 721 of the Defense Production Act of 1950, as amended, including all regulations and procedures governing mandatory declarations, voluntary notices, submissions and/or reviews before or by the Committee on Foreign Investment in the United States), (Y) any federal, state or other laws, rules, regulations or policies concerning (1) national and local emergencies, and (2) sovereign immunity and possible judicial deference to acts of sovereign states, (Z) any law (whether considered and applied in a proceeding in equity or at law) relating to duties (including fiduciary duties), exculpation, indemnification or advancement of expenses, (AA) any conventions or treaties, (AB) multilateral or bilateral agreements to which any country or governmental authority is a party, (AC) any presidential executive orders, proclamations or executive memoranda, or (AD) other statutes, rules or regulations customarily understood to be excluded even though they are not expressly stated to be excluded.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.  With respect to the Shares, when: (a) the board of directors of the Corporation (the “Board”) has taken all necessary corporate action to approve the issuance of, and the terms of the offering of, such Shares and all matters related thereto; and (b) the Shares have been issued, sold and delivered either (i) (A) in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board and (B) the Shares have been duly issued and delivered against full payment therefor, in accordance with the applicable agreement, or (ii) upon conversion or exercise of any other Securities, in accordance with the terms of such Securities or the agreement or instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the full consideration approved by the Board, then such Shares will be duly and validly issued, fully paid and non-assessable.
2.  With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Warrants and all matters related thereto; (b) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Warrants have been duly issued and delivered against full payment therefor, in accordance with the applicable agreement duly authorized, executed and delivered by the Corporation and a warrant agent and, if applicable, the certificates for the Warrants have been duly issued and delivered by the

Corporation and such warrant agent in accordance with such agreement, then the Warrants will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
3.  With respect to the Debt Securities, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with applicable law, the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.
4.  With respect to the Rights, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Rights and all matters related thereto; (b) the Rights have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Rights have been duly issued and delivered against full payment therefor, in accordance with the applicable agreement duly authorized, executed and delivered by the Corporation and, if applicable, the certificates for the Rights have been duly issued and delivered by the Corporation in accordance with such agreement, then the Rights will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
5.  With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance of, and the terms of, the Units and all matters related thereto; (b) the Units have been issued, sold and delivered in the manner and for the consideration stated in one or more definitive purchase, underwriting or similar agreements between the Corporation and one or more third parties as approved by the Board, for the consideration approved by the Board; and (c) the Units have been duly issued and delivered against full payment therefor, in accordance with the applicable agreement, if any, duly authorized, executed and delivered by the Corporation and any third party and, if applicable, the certificates for the Units have been duly issued and delivered by the Corporation, and such third party in accordance with such agreement, then the Units will be duly and validly issued and will constitute valid and binding obligations of the Corporation.
The foregoing opinions are subject to the following exclusions and qualifications:
(a)  The opinions expressed herein are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.
(b)  Our opinions are as of the date hereof, and we disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments occurring or coming to our attention subsequent to the effective date of the Amendment which may alter, affect or modify the opinions expressed herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.
(c)  We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.
Yours truly,
/s/ DLA Piper LLP (US)
DLA Piper LLP (US)